Exhibit 4.1

EXECUTION COPY

SEARS HOLDINGS CORPORATION

INDENTURE

Dated as of

November 21, 2014

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

CROSS-REFERENCE SHEET*

Trust Indenture Act Section	Indenture Section

§ 310(a)	12.04(a)
(b)	12.04(b), 12.05
§ 311	12.01(f)
§ 312(a)	12.03
(b)	12.10
(c)	12.10
§ 313(a)	11.01(a)
(b)	11.01(a)
(c)	11.01(b)
(d)	11.01(b)
§ 314(a)(1)	11.02
(a)(2)	11.02
(a)(4)	6.05
(c)	17.01(a)
(e)	17.01(b)
§ 315(a)(1)	12.02(b)(i)(A)
(a)(2)	12.02(b)(i)(B)
(b)	12.03
(c)	12.02(a)
(d)	12.02(b)
(e)	8.08
§ 316(a) (last sentence)	1.01 (definition of “Outstanding”)
(a)(1)	8.06
(b)	8.07
(c)	9.02(e), 15.02(d)
§ 317(a)	8.03, 8.04
(b)	6.03(c)
§ 318	17.02

*	This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Indenture.

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TABLE OF CONTENTS*

		PAGE

ARTICLE I

DEFINITIONS

Section 1.01	Definitions	2

ARTICLE II

FORMS OF SECURITIES

Section 2.01	Terms of the Securities	12

Section 2.02	Form of Trustee’s Certificate of Authentication	13

Section 2.03	Form of Trustee’s Certificate of Authentication by an Authenticating Agent	13

ARTICLE III

THE DEBT SECURITIES

Section 3.01	Amount Unlimited; Issuable in Series	14

Section 3.02	Denominations	17

Section 3.03	Execution, Authentication, Delivery and Dating	17

Section 3.04	Temporary Securities	19

Section 3.05	Registrar	20

Section 3.06	Transfer and Exchange	20

Section 3.07	Mutilated, Destroyed, Lost and Stolen Securities	24

Section 3.08	Payment of Interest; Interest Rights Preserved	25

Section 3.09	Cancellation	26

Section 3.10	Computation of Interest	26

Section 3.11	Currency of Payments in Respect of Securities	26

Section 3.12	Judgments	27

Section 3.13	CUSIP Numbers	27

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01	Applicability of Right of Redemption	28

Section 4.02	Selection of Securities to be Redeemed	28

*	The Table of Contents is not a part of this Indenture.

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INDENTURE dated as of November 21, 2014, between Sears Holdings Corporation, a Delaware corporation (the “Issuer”), as obligor, and Computershare Trust Company, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders thereof and for the equal and proportionate benefit of all of the present and future Holders of the Securities as provided in this Indenture, each party agrees and covenants as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d) references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture.

Section 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the meanings hereinafter set forth:

Affiliate:

The term “Affiliate,” with respect to any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agent:

The term “Agent” shall mean any Registrar, Paying Agent or Security Custodian.

Applicable Procedures:

The term “Applicable Procedures” shall mean, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary for the series of Securities all or part of which is evidenced by such Global Security that apply to such payment, tender, redemption, transfer or exchange.

Authenticating Agent:

The term “Authenticating Agent” shall have the meaning assigned to it in Section 12.09.

Board of Directors:

The term “Board of Directors” shall mean either the board of directors of the Issuer or any committee of that board duly authorized to act in respect hereof.

Business Day:

The term “Business Day,” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the applicable Place of Payment are authorized or obligated by law or executive order to close.

Capital Stock:

The term “Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

Code:

The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

Corporate Trust Office:

The term “Corporate Trust Office,” or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Attn: John Wahl, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

Covenant Defeasance:

The term “Covenant Defeasance” shall have the meaning assigned to it in Section 13.03.

Currency:

The term “Currency” shall mean U.S. Dollars or Foreign Currency.

Default:

The term “Default” shall have the meaning assigned to it in Section 12.03.

Defaulted Interest:

The term “Defaulted Interest” shall have the same meaning assigned to it in Section 3.08(b).

Depositary:

The term “Depositary” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, each Person designated by the Issuer as Depositary for the Securities of such series pursuant to Section 3.01 until one or more successor Depositaries for the Securities of such series shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include, with respect to the Securities of such series, each Person who is then a Depositary hereunder with respect to the Securities of such series. If at any time there is more than one such Person, “Depositary,” as used with respect to the Securities of any such series, shall mean each such Person as Depositary with respect to the Securities of that series or, as used with respect to a particular Global Security, each such Person that is a Depositary for such Global Security.

Designated Currency:

The term “Designated Currency” shall have the meaning assigned to it in Section 3.12.

Discharged:

The term “Discharged” shall have the meaning assigned to it in Section 13.03.

Event of Default:

The term “Event of Default” shall have the meaning specified in Section 8.01.

Exchange Act:

The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

Exchange Rate:

The term “Exchange Rate” shall have the meaning assigned to it in Section 8.01.

Floating Rate Security:

The term “Floating Rate Security” shall mean a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

Foreign Currency:

The term “Foreign Currency” shall mean a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

GAAP:

The term “GAAP,” with respect to any computations required or permitted hereunder, shall mean generally accepted accounting principles in the United States as in effect from time to time.

Global Security:

The term “Global Security” shall mean any Security that evidences all or part of a series of Securities, issued in fully registered certificated form to the Depositary for such series (or such Depositary’s nominee) in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(g) and any other legend required by the Depositary for such series.

Holder; Holder of Securities:

The terms “Holder” and “Holder of Securities” are defined under “Securityholder; Holder of Securities; Holder.”

Indebtedness:

The term “Indebtedness” shall mean any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

Indenture:

The term “Indenture” or “this Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such person had become such Trustee, but to which such person, as such Trustee, was not a party; provided, further that in the event that this Indenture is supplemented or amended by one or more indentures supplemental hereto which are only applicable to certain series of Securities, the term “Indenture” for a particular series of Securities shall only include the supplemental indentures applicable thereto.

Individual Securities:

The term “Individual Securities” shall have the meaning assigned to it in Section 3.01(p).

Interest:

The term “interest” shall mean, unless the context otherwise requires, interest payable on any Securities.

Interest Payment Date:

The term “Interest Payment Date” shall mean, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

Issuer:

The term “Issuer” shall mean the Person named as “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

Issuer Order:

The term “Issuer Order” shall mean a written order signed in the name of the Issuer by the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, the Secretary or any Assistant Secretary of the Issuer, and delivered to the Trustee.

Mandatory Sinking Fund Payment:

The term “Mandatory Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01(b).

Maturity:

The term “Maturity,” with respect to any Security, shall mean the date on which the principal or an installment of principal of such Security shall become due and payable as therein and herein provided, whether by declaration of acceleration, call for redemption or otherwise.

Members:

The term “Members” shall have the meaning assigned to it in Section 3.03(i).

Officer’s Certificate:

The term “Officer’s Certificate” shall mean a certificate signed by any of the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, the Secretary or any Assistant Secretary of the Issuer. Each such certificate shall include the statements provided for in Section 17.01 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by one or more legal counsel, who may be an employee of or counsel to the Issuer and who shall be reasonably acceptable to the Trustee, that meets the requirements provided for in Section 17.01.

Optional Sinking Fund Payment:

The term “Optional Sinking Fund Payment” shall have the meaning assigned to it in Section 5.01(b).

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder, or any successor provision, and any other Security designated by the Issuer as issued with original issue discount for United States federal income tax purposes.

Outstanding:

The term “Outstanding,” when used with respect to Securities shall mean, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities or portions thereof for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as Paying Agent) for the Holders of such Securities (in each case other than pursuant to Section 13.03); provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Securities as to which the Issuer’s obligations have been Discharged pursuant to Section 13.03 or as to which Covenant Defeasance has been effected pursuant to Section 13.03, except, in each case, to the extent provided in Section 13.03; and

(d) Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have given or made any request, demand, authorization, direction, notice, consent or waiver or performed any other action hereunder or are present for quorum purposes at any meeting of Securityholders, Securities owned by the Issuer or any other obligor upon the Securities of such series or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action or in determining the presence of a quorum at a meeting of Securityholders, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon such Securities or any Affiliate of the Issuer or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have given or made any request, demand, authorization, direction, notice, consent or waiver or performed any other action hereunder or are present for quorum purposes at any meeting of Securityholders, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

Paying Agent:

The term “Paying Agent” shall have the meaning assigned to it in Section 6.02(a).

Person:

The term “Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a trust, an unincorporated organization, any other business entity or a government or an agency or political subdivision thereof.

Place of Payment:

The term “Place of Payment” shall mean, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.01.

Predecessor Security:

The term “Predecessor Security” shall mean, with respect to any Security, every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Security.

Record Date:

The term “Record Date” shall mean, unless otherwise specified pursuant to Section 3.01, with respect to any interest payable on any Security on any Interest Payment Date, the last day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of a calendar month, and shall mean the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first day of a calendar month, whether or not such day shall be a Business Day.

Redemption Date:

The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

Redemption Price:

The term “Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, shall mean the price at which it is to be redeemed pursuant to the terms of the applicable Security and this Indenture.

Register:

The term “Register” shall have the meaning assigned to it in Section 3.05(a).

Registrar:

The term “Registrar” shall have the meaning assigned to it in Section 3.05(a).

Responsible Officer:

The term “Responsible Officer” of the Trustee hereunder shall mean any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter with respect to this Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

SEC:

The term “SEC” shall mean the United States Securities and Exchange Commission, as constituted from time to time.

Securities Act:

The term “Securities Act” shall mean the United States Securities Act of 1933 and the rules and regulations promulgated by the SEC thereunder and any statute successor thereto, in each case as amended from time to time.

Security:

The term “Security” or “Securities” shall have the meaning stated in the recitals and shall more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

Security Custodian:

The term “Security Custodian” shall mean the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be Computershare Trust Company, N.A.

Securityholder; Holder of Securities; Holder:

The term “Securityholder” or “Holder of Securities” or “Holder” shall mean the Person in whose name Securities shall be registered in the Register.

Senior Indebtedness:

The term “Senior Indebtedness” shall mean the principal of (and premium, if any) and unpaid interest on (x) Indebtedness of the Issuer, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (a) any Indebtedness of the Issuer which when incurred was by its terms without recourse to the Issuer, (b) any Indebtedness of the Issuer to any of its Subsidiaries, (c) Indebtedness to any employee of the Issuer, (d) any liability for taxes, (e) Trade Payables and (f) any Indebtedness of the Issuer which is expressly subordinate in right of payment to any other Indebtedness of the Issuer, and (y) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of this definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.

Special Record Date:

The term “Special Record Date” shall have the meaning assigned to it in Section 3.08(b)(i).

Stated Maturity:

The term “Stated Maturity” when used with respect to any Security or any installment of principal or interest thereon, shall mean the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of principal or interest is due and payable.

Subsidiary:

The term “Subsidiary,” when used with respect to any Person, shall mean:

(a) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Successor Issuer:

The term “Successor Issuer” shall have the meaning assigned to it in Section 3.06(i).

Trade Payables:

The term “Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Issuer or any Subsidiary of the Issuer in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

Trust Indenture Act; TIA:

The term “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 15.06 and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

Trustee:

The term “Trustee” shall mean the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

U.S. Dollars:

The term “U.S. Dollars” shall mean such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall have the meaning assigned to it in Section 13.03.

United States:

The term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Wholly Owned Subsidiary:

The term “Wholly Owned Subsidiary,” when used with respect to any Person, shall mean:

(a) any corporation, limited liability company, association or other business entity of which 100% of the total voting power of shares (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Wholly Owned Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Wholly Owned Subsidiaries of that Person (or any combination thereof).

ARTICLE II

FORMS OF SECURITIES

Section 2.01 Terms of the Securities.

(a) The Securities of each series shall be substantially in the form set forth in an Issuer Order or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are not prohibited by the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b) The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02 Form of Trustee’s Certificate of Authentication.

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b) Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.01.

(c) The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Section 2.03 Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s Certificate of Authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

	By:	[NAME OF AUTHENTICATING AGENT] as Authenticating Agent

By:
Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series. There shall be set forth in an Issuer Order or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of such series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 15.05);

(c) the dates on which or periods during which the Securities of such series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d) the rate or rates at which the Securities of such series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or another class or series of securities or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e) if other than U.S. Dollars, the Currency in which Securities of such series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of such series shall be payable and any other terms concerning such payment;

(f) if the amount of payment of principal of, premium, if any, or interest on the Securities of such series may be determined with reference to an index, formula or other method, including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g) if the principal of, premium, if any, or interest on Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which such Securities are denominated or payable without such election and the Currency in which such Securities are to be paid if such election is made;

(h) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of such series shall be payable, and where Securities of such series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuer in respect of the Securities of such series may be made;

(i) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(j) the obligation or right, if any, of the Issuer to redeem, purchase or repay Securities of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k) if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.02;

(m) the guarantors, if any, of the Securities of such series, and the form and terms of the guarantees (including provisions relating to seniority or subordination of such guarantees and the release of the guarantors), if any, of any payment or other obligations on such Securities and any additions or changes to this Indenture to permit or facilitate guarantees of such Securities;

(n) whether the Securities of such series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(o) provisions, if any, for the defeasance of Securities of such series in whole or in part and any addition to or change in the provisions related to satisfaction and discharge;

(p) whether the Securities of such series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof (“Individual Securities”);

(q) the date as of which any Global Security of such series shall be dated if other than the original issuance of the first Security of such series to be issued;

(r) the form of the Securities of such series;

(s) if the Securities of such series are to be convertible into or exchangeable for any securities or property of any Person (including the Issuer), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes to this Indenture, if any, to permit or facilitate such conversion or exchange;

(t) whether the Securities of such series are subject to subordination and the terms of such subordination;

(u) if any payment or other obligations on Securities of such series are to be secured by any property, the nature of such security and provisions related thereto;

(v) any restriction or condition on the transferability of the Securities of such series;

(w) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(x) any addition or change in the provisions related to supplemental indentures set forth in Sections 15.01, 15.02 and 15.04 which applies to Securities of such series;

(y) provisions, if any, granting special rights to Holders of Securities of such series upon the occurrence of specified events;

(z) any addition to or change in the Events of Default which applies to any Securities of such series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 8.02 and any addition to or change in the provisions set forth in Article VIII which applies to Securities of such series;

(aa) provisions, if any, to permit or facilitate the issuance of Securities of such series in bearer form, registrable or not registrable as to principal and with or without interest coupons;

(bb) any addition to or change in the covenants set forth in Article VI which applies to Securities of such series; and

(cc) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in an Issuer Order or in one or more indentures supplemental hereto.

Section 3.02 Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and shall be payable only in U.S. Dollars.

Section 3.03 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of its Chief Executive Officer, its President, its Chief Financial Officer, one of its Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, its Controller or Corporate Controller, one of its Assistant Controllers or Assistant Corporate Controllers, its Treasurer or Corporate Treasurer, one of its Assistant Treasurers or Assistant Corporate Treasurers, its General Counsel, its Secretary or one of its Assistant Secretaries. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01 with respect to the Securities of such series, a supplemental indenture or Issuer Order setting forth the form of and terms of the Securities of such series. The Trustee shall thereupon authenticate and deliver such Securities. The Issuer Order shall specify the amount of Securities to be authenticated and the date on which the original issue of such Securities is to be authenticated.

(c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities the Trustee shall receive, and (subject to Section 12.02) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 17.01, stating (i) that the conditions precedent, if any, provided for in this Indenture which relate to such authentication have been complied with, (ii) that the terms of and form of the Securities have been established in conformity with this Indenture and (iii) with respect to the Opinion of Counsel, that the Securities constitute the valid, binding and enforceable obligations of the Issuer according to the terms thereof (subject to customary exceptions and qualifications).

(d) The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will adversely affect the Trustee’s own rights, duties, liabilities or immunities under the Securities and this Indenture.

(e) Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.01 with respect to the Securities of such series.

(f) Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all of the Securities of any series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 3.03 must be delivered only once prior to the authentication and delivery of the first Security of such series;

(g) If the Issuer shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee, in accordance with an Issuer Order shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or the applicable Security Custodian or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect (or to such other effect as may be required by such Depositary):

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture, or on a schedule to such Global Security.

(h) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(i) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the

Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(j) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of an authorized signatory of the Trustee or Authenticating Agent, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon receipt by the Trustee of an Issuer Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Issuer and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b) If temporary Securities of any series are issued, the Issuer will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Issuer in a Place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c) Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the Individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05 Registrar.

(a) The Issuer will keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Issuer may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar for any series, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 12.01. The Issuer or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c) The Issuer hereby appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.

Section 3.06 Transfer and Exchange.

(a) Transfer.

(i) Upon surrender for registration of transfer of any Security of any series at the Registrar the Issuer shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Issuer or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b) Exchange.

(i) At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

(ii) Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c) Exchange of Global Securities for Individual Securities. Except as provided below in this subsection (c), owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

(i) Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(h) and, in each case, a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, as applicable, or (B) the Issuer executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee, upon receipt by the Trustee of an Issuer Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

(ii) The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A) the Security Custodian and Registrar shall notify the Issuer and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B) the Issuer shall promptly execute and the Trustee, upon receipt by the Trustee of an Issuer Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C) the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 8.07 hereof, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Individual Securities had been issued.

(iii) If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee, upon receipt by the Trustee of an Issuer Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver, without service charge,

(A) to each Person specified by such Depositary a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

(iv) In any exchange provided for in clauses (i) through (iii), the Issuer will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

(v) Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer, or for exchange or payment shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, the Trustee and the Registrar, duly executed by the Holder thereof or by such Holder’s attorney duly authorized in writing.

(f) No service charge will be made for any registration of transfer or exchange of Securities. The Issuer may require payment to be made to the Trustee of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Issuer’s own expense or without expense or charge to the Holders.

(g) Neither the Issuer nor the Registrar shall be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h) Prior to the due presentation for registration of transfer or exchange of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Issuer, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

(i) In case a successor Issuer (“Successor Issuer”) has executed an indenture supplemental hereto with the Trustee pursuant to Article XV, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Issuer, be exchanged for other Securities executed in the name of the Successor Issuer with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon receipt by the Trustee of an Issuer Order of the Successor Issuer, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a Successor Issuer pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Issuer, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(j) Each Holder of a Security agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(k) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(l) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Issuer nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Issuer shall execute and upon receipt by the Trustee of an Issuer Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously outstanding, that neither gain nor loss in interest shall result from such exchange or substitution. In every case, the applicant for a replacement Security shall furnish the Issuer and the Trustee such security or indemnity bond as may be required by them to save each of them harmless.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c) Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d) Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or by wire transfer to an account designated by the Holder.

(b) Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the Issuer gives to the Trustee the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders of such Securities not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Issuer may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09 Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such cancellation to the Issuer upon its written request therefor. The acquisition of any Securities by the Issuer shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

Section 3.10 Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 Currency of Payments in Respect of Securities.

(a) Except as otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of and premium, if any, and interest on Securities of such series will be made in U.S. Dollars.

(b) For purposes of any provision of this Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Issuer of amounts due and unpaid for the principal of and premium, if any, and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.01 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Issuer, as the case may be.

(c) Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Issuer; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Issuer at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Trustee and all Holders of the Securities.

Section 3.12 Judgments. The Issuer may provide pursuant to Section 3.01 for Securities of any series that (a) the obligation, if any, of the Issuer to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Issuer to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Issuer not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 3.13 CUSIP Numbers. The Issuer in issuing any Securities of a series may use CUSIP numbers, ISINs or other similar numbers, if then generally in use, and thereafter, with respect to such series, the Trustee may use such numbers in any notice (including any notice of redemption or exchange) with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice, redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuer will notify the Trustee of any change in the CUSIP numbers, ISINs or other similar numbers with respect to any such series.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01 Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.02 Selection of Securities to be Redeemed.

(a) If the Issuer shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 5 days prior to the date the notice must be sent to the Holders pursuant to Section 4.03(a) (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon, if redemption is in part, the Trustee shall select, by lot or in such other manner as the Trustee shall deem appropriate, and subject to applicable procedures of the Depositary, and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Issuer in writing of the Securities and portions of Securities so selected.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

Section 4.03 Notice of Redemption.

(a) Notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 17.03. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b) All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, ISINs or other similar numbers, if available) and shall state:

(i) such election by the Issuer to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date;

(iii) the Redemption Price or, if the Redemption Price is not then known, the manner of calculation thereof;

(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;

(vii) that the redemption is for a sinking fund, if such is the case;

(viii) the conditions to such redemption, if any; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN or other similar numbers, if any, listed in such notice or printed on the Securities.

Section 4.04 Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on the Redemption Date for any Securities, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

Section 4.05 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, subject to the satisfaction of the conditions to such redemption, if any, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Issuer shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.06 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Issuer as is specified pursuant to Section 3.01 with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Registrar and the Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so redeemed, the balance of such Global Security shall be reduced in accordance with the Applicable Procedures. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE V

SINKING FUNDS

Section 5.01 Applicability of Sinking Fund.

(a) Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series, provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

Section 5.02 Mandatory Sinking Fund Obligation. The Issuer may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Issuer or redeemed at the election of the Issuer pursuant to Section 4.03 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Issuer and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Issuer shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Issuer, at or before the time so required, to give such notice and deliver such Securities the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 5.03 Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Issuer may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Issuer to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Issuer intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee not less than 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to the relevant sinking fund payment date an Officer’s Certificate stating that the Issuer will exercise such optional right, and specifying the amount which the Issuer will pay on or before the next succeeding sinking fund payment date. Such Officer’s Certificate shall also state that no Event of Default has occurred and is continuing.

Section 5.04 Application of Sinking Fund Payment.

(a) If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Issuer shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the redemption price specified pursuant to Section 4.03(b). The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Issuer, thereupon cause notice of redemption of the Securities to be given in substantially the manner provided in Section 4.03(a) for the redemption of Securities in part at the option of the Issuer, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

(b) On or prior to each sinking fund payment date, the Issuer shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.

(c) The Trustee shall not redeem any Securities of a series with sinking fund moneys or give any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office, except that if the notice of redemption of any Securities of such series shall theretofore have been given in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.

ARTICLE VI

PARTICULAR COVENANTS OF THE ISSUER

The Issuer hereby covenants and agrees as follows:

Section 6.01 Payments of Securities. The Issuer will duly and punctually pay the principal of and premium, if any, on each series of Securities, and the interest which shall have accrued thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 6.02 Paying Agent.

(a) The Issuer will maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment (the “Paying Agent”). The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as Paying Agent to receive all presentations and surrenders.

(b) The Issuer may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations described in the preceding paragraph. The Issuer will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Issuer shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. The Issuer or any Affiliate thereof may act as Paying Agent.

Section 6.03 To Hold Payment in Trust.

(a) If the Issuer or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Issuer or such Affiliate will segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard. Upon any proceeding under any federal bankruptcy laws with respect to the Issuer or any Affiliate thereof, if the Issuer or such Affiliate is then acting as Paying Agent, the Trustee shall automatically become the Paying Agent.

(b) If the Issuer shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, the Issuer will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Issuer or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

(c) If the Paying Agent shall be other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

(i) hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities or the Trustee until such sums shall be paid to such Holders or the Trustee or otherwise disposed of as herein provided;

(ii) give to the Trustee notice of any Default by the Issuer or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d) Anything in this Section 6.03 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or by any Paying Agent other than the Trustee as required by this Section 6.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent.

(e) Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer upon receipt by the Trustee of an Issuer Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Issuer, or (if then held by the Issuer) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 6.04 [Reserved].

Section 6.05 Compliance Certificate. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Issuer shall furnish to the Trustee annually, within 120 days after the end of each fiscal year of the Issuer beginning with the fiscal year ending in 2015, an Officer’s Certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have knowledge. Such certificates need not comply with Section 17.01 of this Indenture.

Section 6.06 Conditional Waiver by Holders of Securities. Anything in this Indenture to the contrary notwithstanding, the Issuer may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Issuer shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article IX) of the consent of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 6.07 Statement by Officers as to Default. The Issuer shall deliver to the Trustee as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

ARTICLE VII

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 7.01 When the Issuer May Merge or Transfer Assets. The Issuer shall not consolidate with or sell, lease or convey all or substantially all of its properties or assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

(a) the Issuer shall be the continuing entity, or the resulting, surviving or transferee Person (the “Successor”) shall be a Person organized and existing under the laws of the United States of America or any State or jurisdiction thereof and the Successor (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee all the obligations of the Issuer under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) if the Issuer is not the Successor, the Issuer or the Successor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture (if any) comply with this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Successor subject to customary exceptions;

provided, this Section 7.01 shall not apply to a sale, lease or conveyance of all or substantially all of the properties or assets of the Issuer to a Subsidiary of the Issuer.

Section 7.02 Successor Corporation Substituted. The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture. The Issuer shall be relieved of all obligations and covenants under the Securities and the Indenture, provided that in the case of a lease of all or substantially all of the Issuer’s properties or assets, the Issuer will not be released from the obligation to pay the principal of, premium, if any, and interest on the Securities.

ARTICLE VIII

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 8.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a) the failure of the Issuer to pay any installment of interest on any Security of such series when and as the same shall become due and payable, which failure shall have continued remedied for a period of 30 days;

(b) the failure of the Issuer to pay the principal of (and premium, if any, on) any Security of such series, when and as the same shall become due and payable, whether at Maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), by declaration as authorized by this Indenture or otherwise;

(c) the failure of the Issuer to pay a sinking fund installment, if any, when and as the same shall become due and payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 days;

(d) the failure of the Issuer, subject to the provisions of Section 6.06, to perform any covenants or agreements contained in this Indenture (including any indenture supplemental hereto pursuant to which the Securities of such series were issued as contemplated by Section 3.01) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 8.01 specifically addressed), which failure shall not have been remedied, and without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given, by registered or certified mail, to the Issuer by the Trustee or shall have been given, by registered or certified mail, to the Issuer and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring such Issuer to remedy the same and stating (i) the facts underlying such event and (ii) that such notice is a “Notice of Default” hereunder;

(e) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Issuer in an involuntary case under the United States federal bankruptcy laws, as now or hereafter constituted, or any other applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such Issuer or of substantially all the property of such Issuer or ordering the winding-up or liquidation of its affairs, which decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;

(f) the commencement by the Issuer of a voluntary case under the United States federal bankruptcy laws, as now or hereafter constituted, or any other applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Issuer or of substantially all the property of the Issuer or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

(g) the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01.

Notwithstanding the foregoing provisions of this Section 8.01, if the principal or any premium or interest on any Security is payable in Foreign Currency and such Foreign Currency is not available to the Issuer for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy their obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equal to the equivalent in U.S. Dollars of the amount payable in such Foreign Currency, as determined by the Issuer’s agent in accordance with Section 3.11(c) hereof by reference to the noon buying rate in The City of New York for cable transfers for such Foreign Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate, and any payment made under such circumstances in U.S. Dollars where the required payment is in a Foreign Currency will not constitute an Event of Default under this Indenture. In the event the Issuer satisfies its obligations as set forth in this paragraph, the Issuer shall deliver an Officer’s Certificate certifying that such Foreign Currency was not available to the Issuer and the Exchange Rate that the Issuer used in calculating such payment.

Section 8.02 Acceleration; Rescission and Annulment.

(a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 8.01(e) or 8.01(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest (if any) on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued but unpaid interest (if any) shall become immediately due and payable. If an Event of Default specified in Section 8.01(e) or 8.01(f) occurs and is continuing with respect to Securities of any series at the time Outstanding, then, in every such case, the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest (if any) on all of the Securities of such series then Outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 8.01 and except as otherwise provided pursuant to Section 3.01), all obligations of the Issuer in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b) The provisions of Section 8.02(a) are subject to the condition that, at any time after the principal of all the Securities of such series, to which any one or more of the above-described Events of Default is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(i) the Issuer has paid or deposited with the Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to Section 8.01 and except as otherwise provided pursuant to Section 3.01) sufficient to pay

(A) all amounts owing the Trustee and any predecessor trustee hereunder under Section 12.01(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

(B) all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment at the rate or rates prescribed therefor in such Securities); and

(C) the principal of and premium, if any, on any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon; and

(ii) every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.06.

(c) No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(d) For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 8.03 Other Remedies. If the Issuer shall fail for a period of 30 days to pay any installment of interest on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by declaration as authorized by this Indenture, or otherwise, or shall fail for a period of 30 days to make any required sinking fund payment as to a series of Securities, then, except as otherwise provided as contemplated by Section 3.01 with respect to Securities of such series, upon demand of the Trustee, the Issuer will pay to the Paying Agent for the benefit of the Holders of Securities of such series then Outstanding the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 12.01(a).

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Issuer or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 12.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 8.04 Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Issuer shall be in default in respect of the payment of the principal of, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Issuer or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as may be necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 12.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization, arrangement, adjustment, composition or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding; provided further that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 8.05 Priorities. Any moneys or properties distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default or collected by the Trustee with respect to a series of Securities under this Article VIII shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee and any predecessor trustee hereunder under Section 12.01(a).

Second: Subject to Article XVI, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Outstanding Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Outstanding Securities for principal and any premium and interest, respectively.

Any surplus then remaining shall be paid to the Issuer or as directed by a court of competent jurisdiction.

Section 8.06 Control by Securityholders; Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series, provided, however, that (1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder with respect to the Securities of such series and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series. Upon any such waiver, the Issuer, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 8.07 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless (a) such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, (b) the Holders of not less than 25% in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holder or Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred therein or thereby, (d) the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities of such series then Outstanding; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 8.08 Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 8.08 shall not apply to any action, suit or proceeding instituted by the Trustee or the Issuer, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 25% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 8.09 Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VIII to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case the Issuer, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE IX

CONCERNING THE SECURITYHOLDERS

Section 9.01 Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Issuer), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 9.02 Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or such Securityholder’s agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner that the Trustee deems sufficient and in accordance with such requirements as the Trustee may determine.

(b) The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c) The record of any Holders’ meeting shall be proved in the manner provided in Section 10.06.

(d) If the Issuer shall solicit from the Holders of Securities of any series any action, the Issuer may, at its option fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 9.03 Persons Deemed Owners.

(a) The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary. All payments made to the Holder of a Security, or upon such Holder’s order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b) None of the Issuer, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 9.04 Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE X

SECURITYHOLDERS’ MEETINGS

Section 10.01 Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

(a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article IX;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article XII;

(c) to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 15.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 10.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such series. Unless the circumstances require shorter notice, such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Section 10.03 Call of Meetings by Issuer or Securityholders. In case at any time the Issuer or the Holders of at least 25% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by giving notice thereof as provided in Section 10.02.

Section 10.04 Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 10.05 Regulation of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Securityholders as provided in Section 10.03, in which case the Issuer or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c) At any meeting of Securityholders of a series, each Securityholder of such series or such Securityholder’s proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series Outstanding held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 10.02 or 10.03 the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06 Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07 No Delay of Rights by Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE XI

REPORTS BY THE ISSUER AND THE TRUSTEE AND

SECURITYHOLDERS’ LISTS

Section 11.01 Reports by Trustee.

(a) So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15, deliver to Holders a brief report which complies with the provisions of such Section 313(a). The Trustee shall comply with the provisions of Section 313(b) of the Trust Indenture Act to the extent applicable.

(b) The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 11.01, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any. The Issuer agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

(c) The Issuer will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 11.01 and of Section 11.02.

Section 11.02 Reports by the Issuer. The Issuer shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR (or any successor system for the submission of documents to the SEC in electronic format), any such information, documents or reports required to be filed with the SEC pursuant to Section 14 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty or obligation to monitor or determine if any documents are available on EDGAR (or any successor system for the submission of documents to the SEC in electronic format).

Section 11.03 Securityholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a) semi-annually, within 5 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE XII

CONCERNING THE TRUSTEE

Section 12.01 Rights of Trustees; Compensation and Indemnity.

(a) The Trustee shall be entitled to such compensation as the Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct.

The Issuer also agrees to indemnify each of the Trustee and any predecessor Trustee and each of their officers, directors, employees and agents, hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense (including attorneys’ fees and expenses) incurred without its own negligence or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its own negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity; provided, however, that the Trustee’s failure to provide such notice shall not release the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have at any time separate counsel of its selection, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee in such capacity, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Issuer to compensate, reimburse and indemnify the Trustee under this Section 12.01(a) shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article XIII. When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 8.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

(b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Issuer, and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Issuer of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d) The Trustee may consult with counsel of its selection, and, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in accordance with the advice of such counsel or any Opinion of Counsel.

(e) Any request, direction, order or demand of such Issuer mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Issuer Order or an Officer’s Certificate of the Issuer (unless other evidence in respect thereof be herein specifically prescribed).

(f) The Trustee, any Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have had if it were not the Trustee or such agent.

(g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

(h) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture (including, without limitation, instituting, conducting or defending any litigation), at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless such Holders of the Securities shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

(k) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless the Issuer or Holders of not less than 25% of the Outstanding Securities notify the Trustee in writing thereof and such notice refers to the facts underlying such event.

(m) The Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of Indebtedness or other paper or document.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(o) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(q) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(r) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(s) Permissive rights of the Trustee shall not be construed as duties.

(t) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

Section 12.02 Duties of Trustee.

(a) If one or more of the Events of Default specified in Section 8.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to the Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that;

(i) this Subsection shall not be construed to limit the effects of Subsection (b) of this Section;

(ii) the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 8.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture; and

(iv) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 12.02.

Section 12.03 Notice of Defaults. Within 90 days after the occurrence thereof, and if a Responsible Officer of the Trustee has gained actual knowledge of any Default hereunder with respect to the Securities by receipt of a written notice thereof, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee (provided that, with respect to any Default specified in Section 8.01(d), such notice shall not be given until at least 30 days after the occurrence of such Default), by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 8.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of such series when and as the same shall become payable, or to make any mandatory sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 12.04 Eligibility; Disqualification.

(a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus, together with its immediate parent, of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.04, it shall resign in the manner and with the effect hereinafter specified in this Article.

(b) The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any series of Securities under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 12.04 shall be automatically amended to incorporate such changes.

Section 12.05 Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Issuer notice in writing not more than 30 days prior to the date of resignation set forth in such notice. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Issuer of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(2) the Trustee shall cease to be eligible under Section 12.04 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 12.01(a) shall survive the discharge of this Indenture and the resignation or removal of the Trustee hereunder.

Section 12.06 Successor Trustee by Appointment.

(a) In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 12.05, in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Issuer and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Issuer, or, in case all or substantially all the assets of the Issuer shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 12.04 and 12.05, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of such series, the Person making such appointment shall forthwith cause notice thereof to be given to the Holders of Securities of such series, but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the giving of such notice by the Issuer, or by such receivers, trustees or assignees.

(b) If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not within 30 days thereafter have been appointed by the Issuer or by the Holders of the Securities of such series or if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Issuer may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 12.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Issuer may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 12.01(a). Nevertheless, on the written request of the Issuer or of the successor Trustee or of the Holders of at least 10% in principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 12.01(a); and, upon request of any such successor Trustee or the Issuer shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 12.07 Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 12.08 Right to Rely on Officer’s Certificate. Subject to the provisions of Section 17.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate or an Issuer Order with respect thereto delivered to the Trustee, and such Officer’s Certificate or Issuer Order, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 12.09 Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) acceptable to the Issuer to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XII, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XII, it shall resign immediately in the manner and with the effect specified in this Article XII.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Article XII, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a written notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 12.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 12.09.

The Issuer agrees to pay to each Authenticating Agent from time to time compensation for its services under this Section 12.09.

Section 12.10 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XIII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 13.01 Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 13.02 Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series, shall, upon receipt by the Trustee of an Issuer Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for, rights to receive payments of principal of and premium, if any, and interest on such Securities and indemnification rights and other rights and immunities of the Trustee and the Issuer’s obligations with respect thereto), and the Trustee, at the expense of the Issuer, shall execute such instruments as may be reasonably requested by the Issuer acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

(a) either:

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.07 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 6.03) have been delivered to the Trustee for cancellation; or

(ii) all Securities of such series not theretofore delivered to the Trustee for cancellation,

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Issuer,

and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee or Paying Agent as trust funds in trust for the purpose an amount in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.01) sufficient to pay and discharge the entire Indebtedness on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Securities of such series, including all amounts due to the Trustee under Section 12.01(a); and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Issuer to the Trustee under Section 12.01 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section with respect to Securities of such series, the obligations of the Trustee with respect to the Securities of such series under Section 13.07 and paragraph (e) of Section 6.03 shall survive.

Section 13.03 Discharge or Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Issuer’s option, either (a) the Issuer shall be deemed to have been Discharged (as defined below) from it’s obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Issuer shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 7.01 and Section 11.02 with respect to Securities of any series (and, if so specified pursuant to Section 3.01, any other covenant added for the benefit of such series pursuant to Section 3.01) at any time after the applicable conditions set forth below have been satisfied (the event described in this clause (b) being referred to herein as “Covenant Defeasance”) (and such action or event under clause (a) or (b) of this paragraph in no circumstance may be construed as an Event of Default under Section 8.01):

(i) the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (A) money in an amount, or (B) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due (provided that, if the amount of such deposit is determined by reference to a Redemption Date or Redemption Dates with respect to the Outstanding Securities of such series, the Issuer shall have given notice of such redemption in accordance with the terms of this Indenture);

(ii) no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit);

(iii) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the Issuer’s exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged accompanied by a ruling to that effect received from or published by the United States Internal Revenue Service; and

(iv) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent (other than the delivery of such Officer’s Certificate and Opinion of Counsel) to such Discharge or Covenant Defeasance have been satisfied.

“Discharged” means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Issuer, shall execute such instruments as may be reasonably requested by the Issuer acknowledging the same), except (x) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (i) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (y) the Issuer’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 6.02, 13.06 and 13.07 and (z) the rights and immunities of the Trustee hereunder and the Issuer’s obligations with respect thereto. Securities as to which the Issuer’s obligations have been Discharged pursuant to this Section 13.03 will thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (y) of the immediately-preceding sentence.

“U.S. Government Obligations” means securities that are (I) direct obligations of the United States for the payment of which its full faith and credit is pledged or (II) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (I) or (II) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

Covenant Defeasance with respect to the Securities of any series means that the Issuer shall cease to be under any obligation to comply with, and shall have no liability in respect of, any term, provision or condition set forth in Section 7.01 and Section 11.02 with respect to Securities of such series (and, if so specified pursuant to Section 3.01, any other covenant added for the benefit of such series pursuant to Section 3.01), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or any such other covenant or by reason of reference in any such Section or any such other covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default. Securities of any series with respect to which Covenant Defeasance has been effected pursuant to this Section 13.03 shall thereafter be deemed to be not Outstanding for the purposes of any request, demand, authorization, direction, notice, consent, waiver or other action of Holders (and the consequences of any thereof) in connection with any such Section or any such other covenant with respect to the Securities of such series, but shall continue to be deemed to be Outstanding for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).

Section 13.04 Repayment to Issuer. The Trustee and any Paying Agent shall promptly pay to the Issuer (or to its designee) upon receipt by the Trustee of an Issuer Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 13.06. The provisions of the paragraph (e) of Section 6.03 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 13.03.

Section 13.05 Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 13.06 Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 13.03 above shall be irrevocable (except to the extent provided in Sections 13.04 and 13.07) and shall be made under the terms of an escrow trust agreement. If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Issuer shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer. The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Issuer as excess moneys pursuant to Section 13.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Issuer or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Issuer, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Issuer to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Issuer as excess funds pursuant to Section 13.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of optional sinking fund payment rights by the Issuer, such agreement shall, at the option of the Issuer, provide that upon deposit by the Issuer with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Issuer as excess funds pursuant to Section 13.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

Section 13.07 Application of Trust Money. Subject to applicable abandoned property law:

(a) Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Issuer in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time outstanding, as the case may be, shall be repaid by the Trustee or such other Paying Agent to the Issuer upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the Holders of Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Issuer, and all liability of the Trustee or such other Paying Agent with respect to such moneys shall thereafter cease.

(b) Subject to the provisions of the foregoing paragraph, any moneys which at any time shall be deposited by the Issuer or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.

Section 13.08 Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Issuer Order or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE XIV

IMMUNITY OF CERTAIN PERSONS

Section 14.01 No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, past, present or future, of the Issuer or of any predecessor or successor entity, either directly or through the Issuer or any predecessor or successor entity, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely obligations of the Issuer as such, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, past, present or future, of the Issuer or of any predecessor or successor entity, either directly or through the Issuer or any predecessor or successor entity, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, past, present or future, of the Issuer or of any predecessor or successor entity is, by the acceptance of the Securities by the Holders thereof and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities, expressly waived and released.

ARTICLE XV

SUPPLEMENTAL INDENTURES

Section 15.01 Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any one or more of the following purposes:

(a) to add to the covenants and agreements of the Issuer, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Issuer;

(b) to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 3.01 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

(c) to add to or change any of the provisions of this Indenture; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect as determined by the Issuer;

(d) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(e) to evidence the succession of another Person to the Issuer, or successive successions, and the assumption by such successor of the covenants and obligations of the Issuer contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 12.06(c);

(g) to secure any series of Securities or to release any collateral or lien securing Securities of any series in accordance with the terms of the Securities of such series;

(h) to evidence any changes to this Indenture pursuant to Sections 12.05, 12.06 or 12.07 hereof as permitted by the terms thereof;

(i) to cure any ambiguity or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

(j) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(k) to add guarantors or co-obligors with respect to any series of Securities or to release guarantors from their guarantees of Securities in accordance with the terms of the applicable series of Securities;

(l) to make any change in any series of Securities that does not adversely affect in any material respect the rights of the Holders of such Securities, as determined by the Issuer;

(m) to provide for uncertificated securities in addition to certificated securities;

(n) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect;

(o) to prohibit the authentication and delivery of additional series of Securities; or

(p) to establish the form and terms of Securities of any series as permitted in Section 3.01, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 15.03, the Trustee is authorized to join with the Issuer in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 15.01 may be executed by the Issuer and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding.

Section 15.02 With Consent of Securityholders; Limitations.

(a) With the consent of the Holders (evidenced as provided in Article IX) of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange for the Securities), the Issuer and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that, except as otherwise provided as contemplated by Section 3.01 with respect to the Securities of such series, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i) extend the Stated Maturity of the principal of or any premium on, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the place of payment where, or the Currency in which, the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of any right to convert or exchange any Security as may be provided pursuant to Section 3.01; or

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or

(iii) modify any of the provisions of this Section, Section 8.06 or Section 6.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 6.06, or the deletion of this proviso, in accordance with the requirements of Sections 12.06 and 15.01(f).

(b) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for the consent of the Securityholders under this Section 15.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) The Issuer may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Issuer as authorized or permitted by this Section. Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.

(e) Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 15.02, the Issuer shall give a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 15.03 Trustee Protected. Upon the request of the Issuer, accompanied by the Officer’s Certificate and Opinion of Counsel stating, in addition to the matters required by Section 17.01, that such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent hereunder to such supplemental indenture have been complied with and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 15.02, the Trustee shall join with the Issuer in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and Opinion of Counsel.

Section 15.04 Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Trustee, the Issuer and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 15.05 Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 15.06 Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XVI

SUBORDINATION OF SECURITIES

Section 16.01 Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 3.01, and except as otherwise provided in an Issuer Order or in one or more indentures supplemental hereto, the Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series, whether upon original issue or upon transfer, assignment or exchange thereof, by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 3.01(t), this Article XVI shall have no effect upon the Securities of such series and the Securities of such series shall not be subject to the provisions of this Article XVI in any respect.

Section 16.02 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

(a) Subject to Section 16.01, upon any distribution of assets of the Issuer upon any dissolution, winding up, liquidation or reorganization of the Issuer, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuer or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(i) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Indebtedness evidenced by the Securities; and

(ii) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XVI shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee at its Corporate Trust Office, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Issuer, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Issuer applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior

Indebtedness shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Issuer to or on account of the Securities. It is understood that the provisions of this Article XVI are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article XVI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVI of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Issuer referred to in this Article XVI, the Trustee, subject to the provisions of Section 16.05, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XVI.

Section 16.03 No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 16.01, no payment by the Issuer on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Issuer has received notice of such default. The Issuer may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 16.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Issuer, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness. Nothing in Article XVI shall apply to amounts due to the Trustee under Section 12.01.

Section 16.04 Payments on Securities Permitted. Nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except as provided in Sections 16.02 and 16.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Issuer or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

Section 16.05 Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 16.01, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XVI and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 16.06 Notices to Trustee. The Issuer shall give prompt written notice to a Responsible Officer of the Trustee at its Corporate Trust Office of any fact known to the Issuer that would prohibit the making of any payment of moneys or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article XVI. Subject to Section 16.01, notwithstanding the provisions of this Article XVI or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Issuer) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Issuer or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received written notice provided for in this Section 16.06 with respect to any such moneys or assets within two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any written notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a written notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVI, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 16.07 Trustee as Holder of Senior Indebtedness. Subject to Section 16.01, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XVI shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 8.05 or 12.01.

Section 16.08 Modifications of Terms of Senior Indebtedness. Subject to Section 16.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XVI or of the Securities relating to the subordination thereof.

Section 16.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 16.01, upon any payment or distribution of assets of the Issuer referred to in this Article XVI, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

Section 16.10 Satisfaction and Discharge; Discharge and Covenant Defeasance. Amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article XIII and not, at the time of such deposit, prohibited to be deposited under Sections 16.02 or 16.03 shall not be subject to this Article XVI.

Section 16.11 Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Issuer, or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XVI or otherwise.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01 Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.05 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d) Any certificate, statement or opinion of an officer of the Issuer or of counsel to the Issuer may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 17.02 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 17.03 Notices; Waiver of Notice.

(a) Any notice, demand or other communication authorized by this Indenture to be made upon, given or furnished to, or filed with the Issuer or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be in writing and mailed, delivered by overnight courier or in person or telefaxed:

(i) in the case of such notice, demand or other communication to be made upon, given or furnished to, or filed with the Issuer, to the Issuer at 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attention: Senior Vice President, General Counsel and Secretary, Sears Holdings Corporation, Facsimile No.: (847) 286-7829, or at such other address or facsimile number as the Issuer may designate from time to time by notice to the Trustee; and

(ii) in the case of such notice, demand or other communication to be made upon, given or furnished to, or filed with the Trustee, at the Corporate Trust Office of the Trustee, Computershare Trust Company, N.A., 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Attn: John Wahl, facsimile: (303) 262-0608, with a copy to: Computershare Trust Company, N.A., 480 Washington Boulevard, Jersey City, NJ 07310, Attn: General Counsel, facsimile: (201) 680-4610 (or such other facsimile number as the Trustee may designate from time to time by notice to the Issuer).

Any such notice, demand or other communication shall be in the English language.

(b) Any notice or other communication required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided):

(i) if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register; provided, that in the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Issuer shall constitute sufficient notice for every purpose hereunder; or

(ii) in the case of any Holder of a Global Security, if transmitted to the Depositary for such Security (or its designee) by electronic mail in accordance with the applicable procedures of such Depositary.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 17.04 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan agreement or debt agreement of the Issuer or any Affiliate of the Issuer. Any such indenture, loan agreement or debt agreement may not be used to interpret this Indenture.

Section 17.05 Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 17.06 Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17.07 Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 17.08 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.09 Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 17.10 Counterparts Originals. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile transmission or by transmission as a PDF e-mail attachment shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF e-mail attachment shall be deemed to be their original signatures for all purposes.

Section 17.11 Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 17.12 Calculations. The Issuer will be responsible for making all calculations called for under this Indenture or the Securities. The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of any such schedule to any Holder upon the written request of such Holder.

Section 17.13 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Schriesheim
	Name:	Robert A. Schriesheim
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ John M. Wahl
	Name:	John M. Wahl
	Title:	Corporate Trust Officer

[Signature Page to the Indenture]